UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — December 4, 2014 (December 4, 2014)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	1-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151

(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 7.01. Regulation FD Disclosure.

On December 4, 2014, MDC Partners Inc. (the “Company”) made an investor day presentation in which certain financial results were discussed, including updated guidance for the Company’s expected financial results for the twelve months ending December 31, 2014. The investor day presentation materials are attached as Exhibit 99.1 hereto.

On December 4, 2014, the Company posted the materials attached as Exhibit 99.1 on its web site (www.mdc-partners.com).  In addition, a recording of the investor day presentation was made available live and by replay on the Company’s web site.

As discussed on page 2 of Exhibit 99.1, the investor day presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Investor Day Presentation Materials, December 4, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 4, 2014	MDC Partners Inc.

	By:	/s/ Matthew Speiser Matthew Speiser, Assistant General Counsel